Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three Months Ended

March 31, 2025

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, Executive Vice President - Chief Operating Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR FIRST QUARTER 2025

CHATTANOOGA, Tenn. (May 5, 2025) – CBL Properties (NYSE: CBL) announced results for the first quarter ended March 31, 2025. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended March 31,
	2025	2024
Net income (loss) attributable to common shareholders	$0.27	$(0.01)
Funds from Operations ("FFO")	$1.13	$1.21
FFO, as adjusted (1)	$1.50	$1.50
(1)
For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release.

KEY TAKEAWAYS:

•
During Q1 2025, CBL closed on dispositions representing more than $73.3 million of gross proceeds at CBL's share, including the $34.0 million sale of Monroeville Mall in Monroeville, PA, and the $38.1 million sale of Imperial Valley Mall in El Centro, CA.
•
Consistent with our previously issued guidance range, same-center NOI for Q1 2025 declined 2.3% compared with the prior-year period, and FFO, as adjusted, per share was $1.50, flat with the prior-year period.
•
Portfolio occupancy was 90.4% as of March 31, 2025, a 100-basis-point-increase compared with portfolio occupancy of 89.4% as of March 31, 2024. Same-center occupancy for malls, lifestyle centers and outlet centers was 88.7% as of March 31, 2025, a 40-basis-point increase from 88.3% as of March 31, 2024. Bankruptcy related store closures, including the anticipated first quarter closures of three Forever21 locations and one Party City location, representing over 284,000-square-feet, negatively impacted mall occupancy by 182 basis points compared with the prior-year quarter.
•
Nearly 575,000-square-feet of leases were executed in first quarter 2025, including comparable leases of approximately 473,000 square feet signed at a 2.4% decline in average rents versus the prior rents. New comparable leases were signed at an increase of more than 21% in average rents versus the prior rents.
•
Same-center tenant sales per square foot for the first quarter 2025 declined approximately 1.6% as compared with the prior-year period. Same-center tenant sales per square foot for the 12-months ended March 31, 2025, of $423, were essentially flat as compared with the prior period.
•
As of March 31, 2025, the Company had $276.1 million of unrestricted cash and marketable securities.
•
CBL's Board of Directors declared a regular cash dividend of $0.40 per common share for the quarter ending June 30, 2025.

•
On April 30, 2025, CBL announced that it had successfully met the extension test for its non-recourse term loan to secure a one-year extension to November 2026. Based on current projections, CBL also anticipates meeting the second extension test later in 2026, to secure the final one-year extension to November 2027.
•
On May 1, 2025, CBL announced that its Board of Directors authorized a stock repurchase program for the Company to buy up to $25 million of its common stock.

"CBL is off to a solid start in 2025 with first quarter results in-line with expectations and previously issued guidance," said CBL's chief executive officer, Stephen D. Lebovitz. "Financial results reflected the anticipated decline in same-center NOI as we faced a difficult comparable period in the prior year that included one-time tax savings and lower operating expense related to timing of maintenance and repairs.

"While absolute leasing volumes in the first quarter moderated from the record volumes signed during the prior-year period, the resilience of our portfolio was demonstrated with the signing of a number of new in-demand tenants. These additions included Fabletics, LEGO, James Avery Artisan Jewelry, Hey Dude, Miss A, and nostalgic restaurant concept, Ford's Garage. New comparable shop leases were signed at positive lease spreads of more than 21% while renewal leases were signed at a 6.5% decline. The strong prior-year new leasing volumes contributed to a 100-basis point increase in portfolio occupancy compared with the prior-year period, including a 40-basis point increase in same-center malls, outlet and lifestyle centers. This new leasing activity more than offset the negative impact of several first quarter Forever21 and Party City closures. We anticipate additional Forever21 closures to occur in the second quarter but have already made significant progress in lining up strong backfills for the impacted locations to minimize downtime and bring new higher rents online.

"We continue to focus on actively pursuing opportunities to return capital to shareholders, which was demonstrated with the Board's authorization of a new $25 million stock repurchase program as well as the regular quarterly cash dividend and the special cash dividend paid in March. The stock repurchase program provides us with a powerful tool to allocate capital to capture significant discounts in our stock's valuation.

"We have actively worked to improve the strength and flexibility of our balance sheet over the past several years. As a result, today we enjoy a balance sheet comprised almost exclusively of non-recourse mortgage debt, with significant amortization reducing leverage further. Additionally, our maturity schedule continues to improve with the recent achievement of the extension test to extend our term loan maturity as well as the recent extensions of four property-specific loans.

"Last quarter, we noted that uncertainty would be a factor impacting 2025, and this has proven to be even more prescient than we expected. While it is difficult to project the impact the changes in tariffs will have on our tenants and customers, the majority of our leases are long-term and are diversified across higher credit tenants, which serves to mitigate the short-term impact. As such, we are maintaining our current guidance range and will keep our focus on the areas we can influence, including operating the portfolio efficiently, driving occupancy and revenues and allocating capital prudently."

Same-center Net Operating Income (“NOI”) (1):

	Three Months Ended March 31,
	2025	2024
Total Revenues	$160,032	$158,637
Total Expenses	$(56,834)	$(52,991)
Total portfolio same-center NOI	$103,197	$105,646
Total same-center NOI percentage change	(2.3)%

Estimate for uncollectable revenues (recovery)	$1,046	$(1,784)

(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of above and below market leases.

Same-center NOI for the first quarter 2025 declined $2.4 million. First quarter 2025 results were impacted by a $0.7 million decline in percentage rents. Total operating expense increased $3.8 million, primarily driven by one-time real estate and franchise tax refunds received in the prior-year period and timing of certain maintenance and repair expense. The estimate for uncollectable revenues favorably impacted the quarter by approximately $0.7 million.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of March 31,
	2025	2024
Total portfolio	90.4%	89.4%
Malls, lifestyle centers and outlet centers:
Total malls	87.9%	87.0%
Total lifestyle centers	92.2%	90.5%
Total outlet centers	90.4%	90.5%
Total same-center malls, lifestyle centers and outlet centers	88.7%	88.3%
Open-air centers	95.7%	95.1%
All Other Properties	89.6%	84.5%

(1)
Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied. Occupancy for open-air centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
Three Months Ended March 31,
2025
All Property Types	(2.4)%
Stabilized Malls, Lifestyle Centers and Outlet Centers	(2.7)%
New leases	21.5%
Renewal leases	(6.5)%
Open Air Centers	8.6%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less:

	Sales Per Square Foot for the Trailing Twelve Months Ended March 31,
	2025	2024	% Change
Malls, lifestyle centers and outlet centers same-center sales per square foot	$423	$424	(0.2)%

DIVIDEND

On May 1, 2025, CBL announced that its Board of Directors declared a regular cash dividend of $0.40 per common share for the quarter ending June 30, 2025. The dividend is payable on June 30, 2025, to shareholders of record as of June, 13, 2025. The regular dividend equates to an annual dividend payment of $1.60 per common share. CBL also paid a special dividend of $0.80 per share on March 31, 2025.

FINANCING ACTIVITY

In February 2025, CBL and its joint venture partner exercised the one-year extension option on the loan secured by the Pavilion at Port Orange in Port Orange, FL, which extends the maturity date through February 2026.

In March, CBL and its joint venture partner closed on a modification of the $28.8 million loan (at 100%) secured by York Town Center in York, PA, to extend the maturity to September 2025. Additionally, the loan secured by Cross Creek Mall in Fayetteville, NC, was modified for an extended maturity date of August 2025.

Additionally in March, the conveyance of Alamance Crossing East, in Burlington, NC, was completed in satisfaction of the outstanding $41.1 million non-recourse loan.

In April 2025, CBL exercised the one-year extension option on the loan secured by Fayette Mall in Lexington, KY.

On April 30, 2025, CBL announced that the principal balance of CBL's non-recourse term loan has been reduced to $668.3 million, successfully meeting the extension test to secure a one-year extension. The loan’s maturity will automatically extend from November 2025 to November 2026.

Additionally, based on current projections, CBL anticipates meeting the second required extension test, which requires a principal balance of $615 million, in 2026 through natural amortization, enabling another one-year extension to November 2027.

DISPOSITION ACTIVITY

During Q1 2025, CBL closed on dispositions generating more than $73.3 million of gross proceeds including the sale of Monroeville Mall and Annex in Monroeville PA, for $34.0 million in January and the $38.1 million sale of Imperial Valley Mall in El Centro, CA, in February. CBL also completed the sale of one outparcel, generating aggregate proceeds at CBL's share of $1.2 million.

STOCK REPURCHASE PROGRAM

On May 1, 2025, CBL announced that its Board of Directors authorized a stock repurchase program for the Company to buy up to $25 million of its common stock.

The Company plans to repurchase shares from time to time on the open market, in privately negotiated transactions or otherwise, depending on market prices and other conditions and all in compliance with the rules of the United States Securities and Exchange Commission and other applicable legal requirements.

The size and timing of any purchases will depend on a number of factors, including share price, general business and market conditions, and other factors. The repurchase program does not obligate the Company to acquire any particular amount of shares, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion. Purchases may be made through the program by May 1, 2026.

DEVELOPMENT AND REDEVELOPMENT ACTIVITY

Detailed project information is available in CBL’s Financial Supplement for Q1 2025, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com

OUTLOOK AND GUIDANCE

Based on Management's expectations, CBL is reiterating FFO, as adjusted, guidance for 2025 in the range of $6.98 - $7.34 per share. Management anticipates same-center NOI for full-year 2025 in the range of (2.0)% to 0.5%.

	Low	High
2025 FFO, as adjusted (in millions)	$213.0	$224.0
2025 WA Share Count	30.5	30.5
2025 FFO, as adjusted, per share	$6.98	$7.34
2025 Same-Center NOI ("SC NOI") (in millions)	$427.0	$438.0
2025 change in same-center NOI	(2.0)%	0.5%

Reconciliation of GAAP Earnings Per Share to 2025 FFO, as Adjusted, Per Share:

	Low	High
Expected diluted earnings per common share	$0.91	$1.27
Depreciation and amortization	4.93	4.93
Gain on depreciable property	(0.71)	(0.71)
Expected FFO, per diluted, fully converted common share	5.13	5.49
Debt discount accretion, net of noncontrolling interests' share	1.13	1.13
Loss on extinguishment of debt	0.01	0.01
Adjustment for unconsolidated affiliates with negative investment	0.70	0.70
Non-cash default interest expense	0.01	0.01
Expected FFO, as adjusted, per diluted, fully converted common share	$6.98	$7.34

2025 Estimate of Capital Items (in millions):

	Low	High
2025 Estimated maintenance capital/tenant allowances (1)	$40.0	$55.0
2025 Estimated development/redevelopment expenditures	7.5	12.5
2025 Estimated principal amortization (including est. term loan ECF)	90.0	100.0
Total Estimate	$137.5	$167.5

(1) Excludes amounts related to properties which have 100% of the cash flows from such properties restricted under the terms of the respective loan agreements as further described on page 17 of the Financial Supplement.

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 88 properties totaling 55.4 million square feet across 20 states, including 52 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income (loss) is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity. A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
REVENUES:
Rental revenues	$137,360	$124,027
Management, development and leasing fees	1,317	1,905
Other	3,091	3,185
Total revenues	141,768	129,117
EXPENSES:
Property operating	(25,878)	(23,827)
Depreciation and amortization	(45,541)	(38,040)
Real estate taxes	(15,731)	(9,269)
Maintenance and repairs	(13,466)	(9,938)
General and administrative	(20,707)	(20,414)
Loss on impairment	—	(836)
Litigation settlement	—	68
Total expenses	(121,323)	(102,256)
OTHER INCOME (EXPENSES):
Interest and other income	3,468	4,004
Interest expense	(44,225)	(39,812)
Loss on extinguishment of debt	(217)	—
Gain on sales of real estate assets	21,532	3,721
Income tax benefit	471	158
Equity in earnings of unconsolidated affiliates	6,913	4,594
Total other expenses, net	(12,058)	(27,335)
Net income (loss)	8,387	(474)
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(6)	—
Other consolidated subsidiaries	408	524
Net income attributable to the Company	8,789	50
Earnings allocable to unvested restricted stock	(577)	(259)
Net income (loss) attributable to common shareholders	$8,212	$(209)
Basic and diluted per share data attributable to common shareholders:
Basic earnings per share	$0.27	$(0.01)
Diluted earnings per share	0.27	(0.01)
Weighted-average basic shares	30,419	31,546
Weighted-average diluted shares	30,709	31,546

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net income (loss) attributable to common shareholders	$8,212	$(209)
Noncontrolling interest in income of Operating Partnership	6	—
Earnings allocable to unvested restricted stock	—	259
Depreciation and amortization expense of:
Consolidated properties	45,541	38,040
Unconsolidated affiliates	3,432	3,989
Non-real estate assets	(247)	(259)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(426)	(560)
Loss on impairment, net of taxes	—	619
Gain on depreciable property, net of taxes	(21,706)	(3,721)
FFO allocable to Operating Partnership common unitholders	34,812	38,158
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share (1)	9,207	11,795
Adjustment for unconsolidated affiliates with negative investment (2)	1,534	(2,568)
Litigation settlement (3)	—	(68)
Non-cash default interest expense (4)	363	—
Loss on extinguishment of debt (5)	217	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$46,133	$47,317
FFO per diluted share	$1.13	$1.21
FFO, as adjusted, per diluted share	$1.50	$1.50
Weighted-average common and potential dilutive common units outstanding	30,714	31,546
(1)
In conjunction with the acquisition of the Company's partners' 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center and the implementation of fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method. The Company began recognizing the debt discount accretion associated with the acquisition of its partner's 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center during the three months ended March 31, 2025.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.
(3)
Represents a credit to litigation settlement expense related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(4)
The three months ended March 31, 2025 includes default interest on loans past their maturity dates.
(5)
During the three months ended March 31, 2025, the Company made a partial paydown on the open-air centers and outparcels loan and recognized loss on extinguishment of debt related to a prepayment fee.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended March 31,
	2025	2024
Diluted EPS attributable to common shareholders	$0.27	$(0.01)
Add amounts per share included in FFO:
Unvested restricted stock	—	0.01
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	1.57	1.31
Loss on impairment, net of taxes	—	0.02
Gain on depreciable property, net of taxes	(0.71)	(0.12)
FFO per diluted share	$1.13	$1.21

	Three Months Ended March 31,
	2025	2024
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$963	$983

Straight-line rental income adjustment	$(542)	$(515)

Gain on outparcel sales, net of taxes	$766	$—

Net amortization of acquired above- and below-market leases	$(3,720)	$(3,492)

Income tax benefit	$471	$158

Interest capitalized	$113	$134

Estimate of uncollectable revenues	$(822)	$(6,192)

	As of March 31,
	2025	2024
Straight-line rent receivable	$23,814	$22,537

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$8,387	$(474)
Adjustments:
Depreciation and amortization	45,541	38,040
Depreciation and amortization from unconsolidated affiliates	3,432	3,989
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(426)	(560)
Interest expense	44,225	39,812
Interest expense from unconsolidated affiliates	7,290	17,281
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,014)	(1,065)
Gain on sales of real estate assets	(21,532)	(3,721)
Gain on sales of real estate assets of unconsolidated affiliates	(1,035)	—
Adjustment for unconsolidated affiliates with negative investment	1,534	(2,568)
Loss on extinguishment of debt	217	—
Loss on impairment	—	836
Litigation settlement	—	(68)
Income tax benefit	(471)	(158)
Lease termination fees	(963)	(983)
Straight-line rent and above- and below-market lease amortization	4,262	4,007
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	408	524
General and administrative expenses	20,707	20,414
Management fees and non-property level revenues	(5,657)	(6,447)
Operating Partnership's share of property NOI	104,905	108,859
Non-comparable NOI	(1,708)	(3,213)
Total same-center NOI (1)	$103,197	$105,646
Total same-center NOI percentage change	(2.3)%
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of March 31, 2025, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending March 31, 2025. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended March 31,
	2025	2024
Malls	$69,710	$72,522
Outlet centers	5,463	5,622
Lifestyle centers	8,555	8,724
Open-air centers	14,077	13,934
Outparcels and other	5,392	4,844
Total same-center NOI	$103,197	$105,646
Percentage Change:
Malls	(3.9)%
Outlet centers	(2.8)%
Lifestyle centers	(1.9)%
Open-air centers	1.0%
Outparcels and other	11.3%
Total same-center NOI	(2.3)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of March 31, 2025
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt (2)	$1,387,453	$871,887	$2,259,340	$(7,480)	$(101,298)	$2,150,562
Noncontrolling interests' share of consolidated debt	(24,234)	(11,298)	(35,532)	135	1,339	(34,058)
Company's share of unconsolidated affiliates' debt	369,366	28,836	398,202	(2,528)	—	395,674
Company's share of consolidated, unconsolidated and other debt	$1,732,585	$889,425	$2,622,010	$(9,873)	$(99,959)	$2,512,178
Weighted-average interest rate	5.16%	7.44%	5.93%

	As of March 31, 2024
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt (2)	$906,438	$1,003,255	$1,909,693	$(12,086)	$(37,313)	$1,860,294
Noncontrolling interests' share of consolidated debt	(24,919)	(11,718)	(36,637)	224	3,229	(33,184)
Company's share of unconsolidated affiliates' debt	618,640	56,619	675,259	(2,890)	—	672,369
Other debt (3)	69,783	—	69,783	—	—	69,783
Company's share of consolidated, unconsolidated and other debt	$1,569,942	$1,048,156	$2,618,098	$(14,752)	$(34,084)	$2,569,262
Weighted-average interest rate	5.26%	8.42%	6.53%
(1)
In conjunction with the acquisition of the Company's partners' 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center and the implementation of fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method. The Company recognized the debt discounts associated with the acquisition of its partner's 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center in December 2024.
(2)
At March 31, 2025, includes $529,919 of debt and $82,248 of unamortized debt discounts related to three properties in which the Company acquired its joint venture partner's 50% interest and now consolidates the properties.
(3)
Represents the outstanding loan balance for Alamance Crossing East and WestGate Mall, which were deconsolidated due to a loss of control when the properties were placed into receivership in connection with the foreclosure process. The foreclosure processes for Alamance Crossing East and WestGate Mall were completed in March 2025 and May 2024, respectively.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	March 31,	December 31,
	2025	2024
ASSETS
Real estate assets:
Land	$592,056	$588,153
Buildings and improvements	1,512,377	1,505,232
	2,104,433	2,093,385
Accumulated depreciation	(303,946)	(283,785)
	1,800,487	1,809,600
Held-for-sale	—	56,075
Developments in progress	6,381	5,817
Net investment in real estate assets	1,806,868	1,871,492
Cash and cash equivalents	29,822	40,791
Restricted cash	93,325	112,938
Available-for-sale securities - at fair value (amortized cost of $246,216 and $242,881 as of March 31, 2025 and December 31, 2024, respectively)	246,290	243,148
Receivables:
Tenant	37,876	45,594
Other	2,618	2,356
Investments in unconsolidated affiliates	84,121	83,465
In-place leases, net	167,852	186,561
Intangible lease assets and other assets	155,742	160,846
	$2,624,514	$2,747,191
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$2,150,562	$2,212,680
Accounts payable and accrued liabilities	190,190	221,647
Total liabilities	2,340,752	2,434,327
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 30,935,677 and 30,711,227 issued and outstanding as of March 31, 2025 and December 31, 2024, respectively (in each case, excluding 34 treasury shares)	31	31
Additional paid-in capital	694,855	694,566
Accumulated other comprehensive income	307	782
Accumulated deficit	(400,167)	(371,833)
Total shareholders' equity	295,026	323,546
Noncontrolling interests	(11,264)	(10,682)
Total equity	283,762	312,864
	$2,624,514	$2,747,191

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	March 31, 2025	December 31, 2024
ASSETS:
Investment in real estate assets	$1,281,007	$1,284,494
Accumulated depreciation	(583,296)	(576,289)
	697,711	708,205
Developments in progress	34,431	32,114
Net investment in real estate assets	732,142	740,319
Other assets	140,292	156,363
Total assets	$872,434	$896,682
LIABILITIES:
Mortgage and other indebtedness, net	$738,511	$780,536
Other liabilities	22,888	36,253
Total liabilities	761,399	816,789
OWNERS' EQUITY:
The Company	76,153	76,607
Other investors	34,882	3,286
Total owners' equity	111,035	79,893
Total liabilities and owners’ equity	$872,434	$896,682

	Three Months Ended March 31,
	2025	2024
Total revenues	$45,202	$63,997
Depreciation and amortization	(11,010)	(18,399)
Operating expenses	(13,758)	(21,488)
Interest and other income	569	612
Interest expense	(12,577)	(18,458)
Gain on extinguishment of debt	32,494	—
Gain on sales of real estate assets	2,070	—
Net income	$42,990	$6,264

	Company's Share for the Period
	Three Months Ended March 31,
	2025	2024
Total revenues	$24,853	$33,708
Depreciation and amortization	(6,204)	(10,802)
Operating expenses	(7,070)	(10,774)
Interest and other income	351	361
Interest expense	(7,290)	(17,281)
Negative investment adjustment	1,238	9,382
Gain on sales of real estate assets	1,035	—
Net income	$6,913	$4,594

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, gains on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, (gains) losses on extinguishment of debt, adjustments related to unconsolidated affiliates and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income (loss), cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$8,387	$(474)
Depreciation and amortization	45,541	38,040
Depreciation and amortization from unconsolidated affiliates	3,432	3,989
Interest expense	44,225	39,812
Interest expense from unconsolidated affiliates	7,290	17,281
Income taxes	(471)	(158)
Loss on impairment	—	836
Gain on depreciable property	(21,532)	(3,721)
EBITDAre (1)	86,872	95,605
Loss on extinguishment of debt	217	—
Litigation settlement	—	(68)
Adjustment for unconsolidated affiliates with negative investment	1,534	(2,568)
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	408	524
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(426)	(560)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,014)	(1,065)
Company's share of Adjusted EBITDAre	$87,591	$91,868
(1)
Includes $1,035 for the three months ended March 31, 2025 related to sales of non-depreciable real estate assets.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended March 31,
	2025		2024

Interest Expense:
Interest expense	$44,225		$39,812
Interest expense from unconsolidated affiliates	7,290		17,281
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share	(9,207)		(11,795)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries, excluding noncontrolling interests' share of debt discount accretion	(551)		(588)
Company's share of interest expense	$41,757		$44,710
Ratio of Adjusted EBITDAre to Interest Expense	2.1	x	2.1	x

	Three Months Ended March 31,
	2025	2024
Company's share of Adjusted EBITDAre	$87,591	$91,868
Interest expense	(44,225)	(39,812)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,014	1,065
Income taxes	471	158
Net amortization of deferred financing costs, discounts on available-for-sale securities and debt discounts	7,647	2,459
Net amortization of intangible lease assets and liabilities	3,704	3,449
Depreciation and interest expense from unconsolidated affiliates	(10,722)	(21,270)
Adjustment for unconsolidated affiliates with negative investment	(1,534)	2,568
Litigation settlement	—	68
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	426	560
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(408)	(524)
Gain on insurance proceeds	(65)	—
Equity in earnings of unconsolidated affiliates	(6,913)	(4,594)
Distributions of earnings from unconsolidated affiliates	4,535	3,692
Share-based compensation expense	3,990	3,679
Change in estimate of uncollectable revenues	559	1,522
Change in deferred tax assets	2,575	1,331
Changes in operating assets and liabilities	(16,966)	(15,481)
Cash flows provided by operating activities	$31,679	$30,738

Components of Consolidated Rental Revenues

The Company believes the following summary is useful to users of its consolidated financial statements because it provides more detail regarding the components of rental revenues in the consolidated financial statements and trends in these components for the periods shown.

	Three Months Ended March 31,
	2025	2024
Minimum rents	$101,020	$93,908
Percentage rents	2,827	2,790
Other rents	2,205	1,832
Tenant reimbursements	31,858	26,879
Estimate of uncollectable amounts	(550)	(1,382)
Total rental revenues	$137,360	$124,027

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of March 31, 2025 (1)	Balance
						Fixed	Variable
Operating Properties:
Fayette Mall (2)	Lexington, KY	May-25	May-26	4.25%	$108,466	$108,466	$—
The Outlet Shoppes at Laredo (3)	Laredo, TX	Jun-25		7.82%	32,280	—	32,280
Cross Creek Mall	Fayetteville, NC	Aug-25		8.19%	83,979	83,979	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Oct-25		4.80%	19,689	19,689	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-26		5.85%	52,438	52,438	—
Northwoods Mall	North Charleston, SC	Apr-26		5.08%	50,065	50,065	—
Arbor Place	Atlanta (Douglasville), GA	May-26		5.10%	88,662	88,662	—
Volusia Mall	Daytona Beach, FL	May-26		4.56%	34,243	34,243	—
Hamilton Place	Chattanooga, TN	Jun-26		4.36%	88,567	88,567	—
Jefferson Mall	Louisville, KY	Jun-26		4.75%	50,787	50,787	—
Southpark Mall	Colonial Heights, VA	Jun-26		4.85%	49,160	49,160	—
West County Center	Des Peres, MO	Dec-26		3.40%	143,520	143,520	—
Open-air centers and outparcels loan (4)		Jun-27	Jun-29	7.69%	332,956	166,478	166,478
CoolSprings Galleria	Nashville, TN	May-28		4.84%	136,399	136,399	—
Oak Park Mall	Overland Park, KS	Oct-30		3.97%	250,000	250,000	—
Hamilton Place open-air centers loan	Chattanooga, TN	Jun-32		5.85%	65,000	65,000	—
Total Loans On Operating Properties					1,586,211	1,387,453	198,758
Weighted-average interest rate					5.43%	5.01%	8.33%

Corporate Debt:
Secured term loan		Nov-25	Nov-26/Nov-27	7.19%	673,129	—	673,129

Total Consolidated Debt					$2,259,340	$1,387,453	$871,887
Weighted-average interest rate					5.95%	5.01%	7.45%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Coastal Grand Mall (5)	Myrtle Beach, SC	Aug-24		4.09%	$46,590	$46,590	$—
Coastal Grand Crossing (5)	Myrtle Beach, SC	Aug-24		4.09%	2,248	2,248	—
York Town Center	York, PA	Sep-25		4.75%	14,412	14,412	—
Northgate Mall Development	Chattanooga, TN	Nov-25		7.25%	863	—	863
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC	Nov-25	May-26	8.05%	3,311	3,311	—
The Pavilion at Port Orange	Port Orange, FL	Feb-26		7.32%	21,661	—	21,661
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	35,754	35,754	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-27		7.26%	2,798	2,798	—
Mayfaire Town Center Aloft Hotel	Wilmington, NC	Jan-28		7.57%	6,312	—	6,312
Friendly Center	Greensboro, NC	May-28		6.44%	72,077	72,077	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	33,483	33,483	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	25,847	25,847	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Jun-29		7.20%	7,145	7,145	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	1,700	1,700	—
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	19,182	19,182	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	39,665	39,665	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Nov-34		6.84%	42,754	42,754	—
Hammock Landing - Phase I	West Melbourne, FL	Dec-34		5.86%	17,422	17,422	—
Hammock Landing - Phase II	West Melbourne, FL	Dec-34		5.86%	4,978	4,978	—
					398,202	369,366	28,836

Less Noncontrolling Interests' Share Of Consolidated Debt:
The Outlet Shoppes at Laredo (3) (35%)	Laredo, TX	Jun-25		7.82%	(11,298)	—	(11,298)
The Outlet Shoppes at Gettysburg (50%)	Gettysburg, PA	Oct-25		4.80%	(9,844)	(9,844)	—
Hamilton Place (10%)	Chattanooga, TN	Jun-26		4.36%	(8,857)	(8,857)	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of March 31, 2025 (1)	Balance
						Fixed	Variable
Hamilton Place open-air centers loan (8% - 10%)	Chattanooga, TN	Jun-32		5.85%	(5,533)	(5,533)	—
					(35,532)	(24,234)	(11,298)

Company's Share Of Consolidated, Unconsolidated and Other Debt (6)					$2,622,010	$1,732,585	$889,425
Weighted-average interest rate					5.93%	5.16%	7.44%

Total Debt of Unconsolidated Affiliates:
Coastal Grand Mall (5)	Myrtle Beach, SC	Aug-24		4.09%	$93,181	$93,181	$—
Coastal Grand Crossing (5)	Myrtle Beach, SC	Aug-24		4.09%	4,496	4,496	—
York Town Center	York, PA	Sep-25		4.75%	28,824	28,824	—
Northgate Mall Development	Chattanooga, TN	Nov-25		7.25%	1,725	—	1,725
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC	Nov-25	May-26	8.05%	6,622	6,622	—
The Pavilion at Port Orange	Port Orange, FL	Feb-26		7.32%	43,323	—	43,323
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	55,006	55,006	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-27		7.26%	2,798	2,798	—
Mayfaire Town Center Aloft Hotel	Wilmington, NC	Jan-28		7.57%	12,881	—	12,881
Friendly Center	Greensboro, NC	May-28		6.44%	144,153	144,153	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	66,965	66,965	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	39,765	39,765	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Jun-29		7.20%	14,290	14,290	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	6,800	6,800	—
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	38,365	38,365	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	79,330	79,330	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Nov-34		6.84%	65,775	65,775	—
Hammock Landing - Phase I	West Melbourne, FL	Dec-34		5.86%	34,844	34,844	—
Hammock Landing - Phase II	West Melbourne, FL	Dec-34		5.86%	9,956	9,956	—
					$749,099	$691,170	$57,929
Weighted-average interest rate					5.83%	5.71%	7.38%
(1)
See page 11 for debt discounts and unamortized deferred financing costs.
(2)
Subsequent to March 31, 2025, the Company exercised the one-year extension option on the loan.
(3)
The loan is in default. The Company is in discussions with the lender regarding a loan modification/extension.
(4)
The interest rate is a fixed 6.95% for half of the outstanding loan balance, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%. The Operating Partnership has an interest rate swap on a notional amount of $32,000 related to the variable portion of the loan to effectively fix the interest rate at 7.3975%.
(5)
The loan is in maturity default. The Company is in discussions with the lender regarding a loan modification/extension.
(6)
As of March 31, 2025, CBL owns interests in 12 assets (9 malls, 2 outlet centers and an open-air center) with a pro rata share debt balance of $798,540 which have 100% of the cash flows from such properties restricted under the terms of the respective loan agreements. Of this amount, $765,465 of pro rata debt relates to malls, $30,827 relates to outlet centers and $2,248 relates to an open-air center. These loans are non-recourse to CBL. The restricted cash can only be used to pay the respective property’s real estate and insurance costs, debt service, operating expenses, and fund escrow accounts for capital expenditures and tenant allowances. Additionally, CBL receives management fees from the property cash flows. For the three months ended March 31, 2025, CBL’s pro rata share of same-center NOI was $103,197, of which same-center NOI from cash trapped properties made up $20,958, with $19,479 relating to malls, $935 relating to outlet centers and $544 relating to an open-air center. For the three months ended March 31, 2024, CBL’s pro rata share of same-center NOI was $105,646, of which same-center NOI from cash trapped properties made up $21,031, with $19,545 relating to malls, $1,136 relating to outlet centers and $350 relating to an open-air center.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2024	$—	$48,838	$—	$48,838	1.86%	4.09%
2025	135,948	15,275	(21,142)	130,081	4.96%	7.49%
2026	665,908	60,726	(8,857)	717,777	27.38%	4.55%
2027	673,129	2,798	—	675,927	25.78%	7.19%
2028	136,399	111,872	—	248,271	9.47%	5.41%
2029	332,956	32,992	—	365,948	13.96%	7.44%
2030	250,000	1,700	—	251,700	9.60%	3.98%
2032	65,000	19,182	(5,533)	78,649	3.00%	5.74%
2033	—	39,665	—	39,665	1.51%	7.85%
2034	—	65,154	—	65,154	2.48%	6.50%
Total	$2,259,340	$398,202	$(35,532)	$2,622,010	100.00%	5.93%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2024	$—	$48,838	$—	$48,838	1.86%	4.09%
2025	917,543	18,586	(21,142)	914,987	34.90%	6.89%
2026	557,442	57,415	(8,857)	606,000	23.11%	4.58%
2027	332,956	2,798	—	335,754	12.81%	7.68%
2028	136,399	111,872	—	248,271	9.47%	5.41%
2029	—	32,992	—	32,992	1.26%	4.97%
2030	250,000	1,700	—	251,700	9.60%	3.98%
2032	65,000	19,182	(5,533)	78,649	3.00%	5.74%
2033	—	39,665	—	39,665	1.51%	7.85%
2034	—	65,154	—	65,154	2.48%	6.50%
Total	$2,259,340	$398,202	$(35,532)	$2,622,010	100.00%	5.93%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by property type and by categories based on the debt supported. The property types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed large regional shopping centers, generally anchored by two or more anchors or junior anchors, a wide variety of in-line retail stores, restaurants and non-retail tenants.

Lifestyle Centers: The Lifestyle Centers are large open-air centers, generally anchored by one or more anchors, which can include traditional department store anchors, grocers, or other non-traditional anchors and/or junior anchors, a wide variety of in-line and retail stores, restaurants, and/or non-retail tenants.

Outlet Centers: The Outlet Centers are open-air centers, generally anchored by one or more discount or off-price junior anchors and a wide variety of brand name off-price or discount in-line stores.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services or convenience offerings. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease.

Other: Other includes other non-retail property types such as office, hotels or vacant land.

The information provided in the tables below, including historic operational and financial information, is for properties owned as of March 31, 2025, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to March 31, 2025, were assumed to have been acquired or disposed for all periods presented.

Net Operating Income (NOI) and other financial information included in the presentation is reflected based on CBL’s share of ownership.

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property List:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Kirkwood Mall	Bismarck, ND
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
Valley View Mall	Roanoke, VA
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$370	$367	90.7%	89.4%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$400	$387	92.4%	89.7%

Open-Air Centers:
Westmoreland Crossing	Greensburg, PA	N/A	N/A	99.6%	98.9%

Outparcels and Other		N/A	N/A	91.6%	88.1%

Total Term Loan Assets (HoldCo I)		$375	$371	91.5%	90.0%

CONSOLIDATED UNENCUMBERED
Malls:
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
York Galleria	York, PA
Total Malls		$325	$324	77.6%	79.3%

Open-Air Centers:
The Promenade	D'Iberville, MS	N/A	N/A	97.2%	99.7%

Outparcels and Other		N/A	N/A	89.6%	84.3%

Total Consolidated Unencumbered		$325	$324	81.0%	82.2%

JOINT VENTURE ASSETS
Malls:
Coastal Grand Mall	Myrtle Beach, SC
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Total Malls		$382	$393	88.6%	86.5%

Outlet Centers:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$476	$502	94.0%	95.0%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$593	$593	91.8%	91.0%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Fremaux Town Center	Slidell, LA
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	94.7%	93.6%

Total Joint Venture Assets		$473	$488	93.1%	92.3%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
CoolSprings Galleria	Nashville, TN
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Oak Park Mall	Overland Park, KS
Parkdale Mall	Beaumont, TX
Southpark Mall	Colonial Heights, VA
Volusia Mall	Daytona Beach, FL
West County Center	Des Peres, MO
Total Malls		$495	$491	91.7%	92.0%

Outlet Centers:
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
Total Outlet Centers		$277	$292	82.9%	80.9%

Open-Air Centers:
Alamance Crossing West	Burlington, NC
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Hamilton Crossing	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA
Parkdale Crossing	Beaumont, TX
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN
West Towne Crossing	Madison, WI
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	95.6%	94.3%

Outparcels		N/A	N/A	97.8%	95.5%

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024

Total Consolidated Encumbered Assets		$472	$470	92.3%	91.8%

Total Same-Center Portfolio		$423	$424	90.4%	89.8%

EXCLUDED PROPERTIES
Brookfield Square	Brookfield, WI
Harford Mall	Bel Air, MD
Laurel Park Place	Livonia, MI
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)
Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.
(2)
Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Three Months Ended March 31, 2025 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$22,563	$(1,811)	$-	$20,752	$-	$-	$-	$20,752
Lifestyle Centers	5,394	(2,668)	-	2,726	-	-	-	2,726
Open-Air Centers	616	-	-	616	-	-	-	616
Outparcels	78	-	-	78	-	-	-	78
Other	247	-	-	247	-	-	-	247
Term Loan Debt Service	-	-	-	-	(12,659)	100	(11,250)	(23,809)
Total Term Loan Assets (HoldCo I)	28,898	(4,479)	-	24,419	(12,659)	100	(11,250)	610

CONSOLIDATED UNENCUMBERED
Malls	8,985	(1,304)	-	7,681	-	-	-	7,681
Outlet Centers	(7)	-	-	(7)	-	-	-	(7)
Open-Air Centers	1,892	-	-	1,892	-	-	-	1,892
Outparcels	99	-	-	99	-	-	-	99
Other	586	(174)	-	412	-	-	-	412
Total Consolidated Unencumbered	11,555	(1,478)	-	10,077	-	-	-	10,077

JOINT VENTURE ASSETS
Malls	3,801	(1,607)	-	2,194	(894)	8,816	(530)	9,586
Outlet Centers	4,534	-	-	4,534	(1,982)	345	(292)	2,605
Lifestyle Centers	3,161	(103)	(253)	2,805	(1,205)	41	(283)	1,358
Open-Air Centers	5,083	(410)	-	4,673	(2,784)	94	(1,462)	521
Outparcels	61	-	-	61	-	-	-	61
Other	129	(11)	-	118	(133)	-	(1,594)	(1,609)
Total Joint Venture Assets	16,769	(2,131)	(253)	14,385	(6,998)	9,296	(4,161)	12,522

CONSOLIDATED ENCUMBERED ASSETS
Malls	34,362	(4,373)	-	29,989	(22,721)	461	(12,539)	(4,810)
Outlet Centers	935	(70)	-	865	(877)	38	(289)	(263)
Open-Air Centers	6,486	(143)	-	6,343	(4,014)	263	-	2,592
Outparcels	4,192	(42)	-	4,150	(3,099)	237	-	1,288
Total Consolidated Encumbered Assets	45,975	(4,628)	-	41,347	(30,711)	999	(12,828)	(1,193)

Total Same-Center	$103,197	$(12,716)	$(253)	$90,228	$(50,368)	$10,395	$(28,239)	$22,016
(1)
Non-cash interest expense consists of the accretion of debt discounts, amortization of deferred financing costs and default interest.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Three Months Ended March 31, 2024 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$24,385	$(576)	$-	$23,809	$-	$-	$-	$23,809
Lifestyle Centers	5,785	(339)	-	5,446	-	-	-	5,446
Open-Air Centers	652	(29)	-	623	-	-	-	623
Outparcels	74	-	-	74	-	-	-	74
Other	293	-	-	293	-	-	-	293
Term Loan Debt Service	-	-	-	-	(16,607)	100	(9,319)	(25,826)
Total Term Loan Assets (HoldCo I)	31,189	(944)	-	30,245	(16,607)	100	(9,319)	4,419

CONSOLIDATED UNENCUMBERED
Malls (2)	10,423	(1,011)	-	9,412	(136)	-	(150)	9,126
Outlet Centers	(7)	-	-	(7)	-	-	-	(7)
Open-Air Centers	1,830	-	-	1,830	-	-	-	1,830
Outparcels	42	-	-	42	-	-	-	42
Other	378	(446)	-	(68)	-	-	-	(68)
Total Consolidated Unencumbered	12,666	(1,457)	-	11,209	(136)	-	(150)	10,923

JOINT VENTURE ASSETS
Malls	3,984	(156)	-	3,828	(550)	15	(389)	2,904
Outlet Centers	4,493	(437)	-	4,056	(1,673)	36	(485)	1,934
Lifestyle Centers	2,940	(163)	-	2,777	(1,235)	41	(254)	1,329
Open-Air Centers	4,971	(217)	-	4,754	(3,129)	79	(1,353)	351
Outparcels	64	-	-	64	-	-	-	64
Other	37	(12)	-	25	(158)	-	(1,418)	(1,551)
Total Joint Venture Assets	16,489	(985)	-	15,504	(6,745)	171	(3,899)	5,031

CONSOLIDATED ENCUMBERED ASSETS
Malls	33,731	(3,428)	(5)	30,298	(16,191)	4,439	(10,821)	7,725
Outlet Centers	1,136	(25)	-	1,111	(945)	339	(237)	268
Open-Air Centers	6,480	(114)	-	6,366	(4,290)	263	-	2,339
Outparcels	3,955	(145)	-	3,810	(3,373)	237	-	674
Total Consolidated Encumbered Assets	45,302	(3,712)	(5)	41,585	(24,799)	5,278	(11,058)	11,006

Total Same-Center	$105,646	$(7,098)	$(5)	$98,543	$(48,287)	$5,549	$(24,426)	$31,379
(1)
Non-cash interest expense consists of the accretion of debt discounts and amortization of deferred financing costs.
(2)
In February 2024, the loan secured by Brookfield Square Anchor Redevelopment was paid off.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	March 31, 2025	December 31, 2024
ASSETS
Real estate assets:
Land	$154,508	$154,508
Buildings and improvements	388,027	384,269
	542,535	538,777
Accumulated depreciation	(110,017)	(104,111)
	432,518	434,666
Held for sale	—	17,562
Developments in progress	296	149
Net investment in real estate assets	432,814	452,377
Cash	13,098	31,708
Receivables:
Tenant	19,395	22,234
Other	982	353
In-place leases, net	29,414	32,377
Above market leases, net	20,428	22,743
Other assets	8,842	5,893
	$524,973	$567,685
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$672,896	$725,163
Below market leases, net	14,210	15,245
Accounts payable and accrued liabilities	33,005	39,396
Total liabilities	720,111	779,804
Owner's deficit	(195,138)	(212,119)
	$524,973	$567,685

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
	Three Months Ended March 31,
	2025	2024
Revenues:
Rental revenues	$44,720	$48,693
Other	1,118	1,432
Total revenues	45,838	50,125
Expenses:
Property operating	(8,704)	(9,045)
Depreciation and amortization	(9,916)	(13,691)
Real estate taxes	(4,664)	(4,801)
Maintenance and repairs	(4,516)	(3,810)
Management fees	(2,250)	(2,250)
Total expenses	(30,050)	(33,597)
Other income (expenses):
Other income	193	246
Interest expense	(12,659)	(16,606)
Gain on sales of real estate assets	21,109	—
Total other expenses	8,643	(16,360)
Net income	$24,431	$168

Modified Cash NOI (1)	$29,802	$35,070
Interest Coverage Ratio (2)	2.2x	2.2x
(1)
Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI, presented on page 6, that is used for NOI and same-center NOI metrics.
(2)
The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF	% Change Average
Three Months Ended March 31, 2025:
All Property Types (1)	472,926	$43.52	$41.18	(5.4)%	$42.49	(2.4)%
Malls, Lifestyle Centers & Outlet Centers (2)	444,262	44.77	42.20	(5.7)%	43.54	(2.7)%
New leases (2)	54,536	49.23	53.75	9.2%	59.81	21.5%
Renewal leases (2)	389,726	44.14	40.58	(8.1)%	41.27	(6.5)%
Open Air Centers	28,664	24.16	25.44	5.3%	26.23	8.6%
(1)
Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(2)
The change is primarily driven by malls.

Total Leasing Activity:		Average Annual Base Rents Per Square Foot (1) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
	Square Feet
Three Months Ended March 31, 2025:
Operating portfolio:			As of March 31,	As of March 31,
New leases	111,794		2025	2024
Renewal leases	465,132	Same-center Malls, Lifestyle & Outlet Centers	$31.58	$31.18
Total leased	576,926	Total Malls	31.72	31.42
		Total Lifestyle Centers	32.23	30.69
		Total Outlet Centers	30.20	29.12
		Total Malls, Lifestyle & Outlet Centers	31.58	31.07
		Open-Air Centers	16.31	15.47
		Other	20.98	20.61
(1)
Average annual base rents per square foot are based on contractual rents in effect as of March 31, 2025, including the impact of any rent concessions. Average base rents for open-air centers and office buildings include all leased space, regardless of size.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Three Months Ended March 31, 2025 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2025:
New	48	131,440	7.36	$49.82	$54.63	$39.00	$10.82	27.7%	$15.63	40.1%
Renewal	326	1,027,355	2.98	36.70	37.36	38.20	(1.50)	(3.9)%	(0.84)	(2.2)%
Commencement 2025 Total	374	1,158,795	3.55	38.19	39.32	38.29	(0.10)	(0.3)%	1.03	2.7%

Commencement 2026:
New	2	5,245	10.21	33.37	36.30	21.59	11.78	54.6%	14.71	68.1%
Renewal	52	205,847	2.83	32.70	33.19	33.32	(0.62)	(1.9)%	(0.13)	(0.4)%
Commencement 2026 Total	54	211,092	3.11	32.72	33.27	33.03	(0.31)	(0.9)%	0.24	0.7%

Total 2025/2026	428	1,369,887	3.49	$37.35	$38.39	$37.48	$(0.13)	(0.3)%	$0.91	2.4%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Signet Group, PLC (2)	102	156,790	2.74%
2	Victoria's Secret & Co.	44	363,873	2.66%
3	American Eagle Outfitters, Inc.	57	342,514	2.48%
4	Dick's Sporting Goods, Inc. (3)	23	1,484,202	2.31%
5	Pentland Group (4)	56	324,252	2.31%
6	Foot Locker, Inc.	59	294,981	2.23%
7	Bath & Body Works, Inc.	52	218,029	1.81%
8	Genesco Inc. (5)	69	138,881	1.55%
9	Knitwell Group	81	363,596	1.53%
10	Luxottica Group S.P.A. (6)	69	152,449	1.28%
11	The Gap, Inc.	41	500,744	1.26%
12	Catalyst Brands	66	2,954,577	1.22%
13	The Buckle, Inc.	31	162,079	1.22%
14	Sycamore Partners	91	227,687	1.05%
15	The TJX Companies, Inc. (7)	19	542,607	0.99%
16	Abercrombie & Fitch, Co.	26	177,910	0.96%
17	H & M Hennes & Mauritz AB	34	719,101	0.92%
18	Barnes & Noble, Inc..	16	412,017	0.90%
19	Cinemark Corp.	6	326,130	0.89%
20	Claire's Stores, Inc.	60	77,134	0.84%
21	Spencer Spirit Holdings, Inc.	42	99,837	0.82%
22	Ulta Salon, Cosmetics & Fragrance, Inc.	23	237,961	0.82%
23	Shoe Show, Inc.	27	345,211	0.81%
24	Focus Brands LLC (8)	56	42,992	0.74%
25	Darden Restaurants, Inc.	35	240,371	0.72%
		1,185	10,905,925	35.06%
(1)
Includes the Company's proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.
(2)
Signet Group, PLC. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples, Banter by Piercing Pagoda and Piercing Pagoda.
(3)
Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream. Includes a former Sears lease acquired by Dick's Sporting Goods, Inc. for future redevelopment.
(4)
Pentland Group is formerly known as Finish Line, Inc. and operates Finish Line, JD Sports and Shoe Palace.
(5)
Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(6)
Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(7)
The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post.
(8)
Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.

Capital Expenditures

(In thousands)

	Three Months Ended March 31,
	2025	2024
Tenant allowances (1)	$6,543	$1,982
Maintenance capital expenditures: (2)
Parking lot and parking lot lighting	997	280
Roof replacements	1,276	948
Other capital expenditures	3,915	4,189
Total maintenance capital expenditures	6,188	5,417
Total capital expenditures	$12,731	$7,399
(1)
Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as maintenance capital expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Properties Under Development at March 31, 2025

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2025 Cost	Expected Opening Date	Initial Unleveraged Yield
Outparcel Development:
Mayfaire Town Center - hotel development	Wilmington, NC	49%	83,021	$15,435	$13,314	$1,461	Summer '25	11.0%

Redevelopments:
Friendly Center - Cooper's Hawk	Greensboro, NC	50%	10,600	2,551	276	253	Summer '25	10.2%

Total Properties Under Development			93,621	$17,986	$13,590	$1,714
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.